UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)
3400 Peachtree Road, Suite 111, Atlanta, Georgia (principal executive offices)	30326 (Zip Code)

(404) 421-1844
(Registrant’s telephone number, including area code)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement.

I. Status of note payable to Dutchess Private Equities Fund Limited, and modification of terms thereof

Background

As previously disclosed in EGPI Firecreek, Inc.’s (“EGPI” or the “Company”) filings with the U.S. Securities and Exchange Commission, as amended, in December 2008, the Company issued a note payable to Dutchess Private Equities Fund Limited (“Dutchess”) for $47,565 in return for the right to participate with Dutchess in any future drilling in a portion of the Tubb property.  The note is unsecured and carries an interest rate of 12%, interest only payable monthly, and matures in June 2009.  The issue date of the note payable to Dutchess is November 28, 2008. On June 2, 2009, the Company and Dutchess confirmed agreeing to terms Modifying the note terms including i) to amend present terms of the note to include for the pay down of $15,000 on or before June 5, 2009, ii) allow acceptance of the terms to be extended for the payment of the remaining balance of $32,564.78 in three equal payments with interest as follows: i) first payment on July 2, 2009, ii) second payment on August 2, 1009, iii) third and final payment due September 2, 2009, and iv), that Dutchess would be open at any time to consider a mutually agreeable discount for a full early pay off or an assignment of the balance of the note. On September 15, 2009 the note was assigned by Dutchess to Thomas Richards (“Holder”).

Further Modification and Extension of Note Terms

On September 17, 2009 the former Dutchess Note Terms were modified and extended for payoff in the remaining amount of $11,349.96 (calculated as of September 1, 2009) along with 12% interest, to be paid in full on or before December 1, 2009 unless modified in writing by the Company and Holder.

A copy of both the Promissory Note Agreement between the Company and Dutchess Private Equities Fund, Ltd., and prior Modification of Note Terms can be found, listed on Exhibit 10.34 to a Report on Form 10-K filed on April 14, 2009, and in a Current Report on Form 8-K filed on June 18, 2009 respectively, incorporated herein by reference.

II. Status of note payable to Thomas Richards, and extension granted thereof

Background

As previously disclosed in EGPI Firecreek, Inc.’s (“EGPI” or the “Company”) filings with the U.S. Securities and Exchange Commission, in June 2009, the Company issued a note payable to Mr. Thomas Richards (“Holder”) with issue date of May 29, 2009, “Note Number May 29, 2009” in the face amount of $20,000.  The note bears interest at the rate of 12% per annum and matures on July 29, 2009 (“Maturity Date”).  Pursuant to the note, the Company shall make mandatory monthly payments of interest only (“Interest Payments”) to Holder in an amount equal to the interest accrued on the principal balance of the note from the last Interest Payment until such time as the Interest Payment is due and payable.  As extra consideration for the making of this Note, the Company shall (i) pay Holder a fee of $2,000 at the Maturity Date of this Note for the making of this Note.  All obligations of the Company under this Note shall be further secured by all of the assets of the Company and its subsidiaries both tangible and intangible until all the obligations of the Company under this Note have been paid and met in full.  Further, in the event of a Default, the Company and all of its subsidiaries would be required to assign all revenues received by the Company and/or any of its subsidiaries to Holder beginning on the date of default and continuing forward until all amounts due Holder under this Note are paid in full. Such revenues shall be remitted to Holder within two (2) days of receipt by the Company or its subsidiaries.

Further Modification and Extension of Note Terms

 On September 17, 2009 the May 29, 2009 note payable to Thomas Richards was modified and extended for payoff in the remaining amount of $22,442.20 (calculated as of September 1, 2009) along with 12% interest, to be paid in full on or before December 1, 2009 unless modified in writing by the Company and Holder.

A copy of the Promissory Note Agreement between the Company and Thomas Richards can be found on Exhibit 10.1 to our Current report on Form 8-k filed on June 18, 2009, incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, above.

Item 3.02    Unregistered Sales of Equity Securities.

On September 17, 2009, by majority consent of the Board of Directors, the Company approved the following issuances of its restricted common stock, par value $0.001 per share, to the following person for extension of financial obligations rendered (see Items 1.01 and 2.03 above.)

Name	Date	Share Amount(***)	Type of Consideration	Fair Market Value of Consideration
Thomas J. Richards (1) c/o 6564 Smoke Tree Lane Scottsdale, Arizona 85253	9/17/09	300,000	For extension of financial obligation due dates rendered to the Company	$42,000

(*) Issuances are approved, subject to such person being entirely responsible for his own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $42,000 of the financing proceeds in the immediately preceding table was used primarily for extension of financial terms and other consideration rendered to the Company.

(1)	Mr. Thomas J. Richards is a shareholder of the Company, and is not a director, or officer of the Company.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Identification of Exhibit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2009.	EGPI FIRECREEK, INC.

By /s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer